                                                                                                                       EXHIBIT 12.6
                                                                                                                             Page 1

                                               JERSEY CENTRAL POWER & LIGHT COMPANY

                                          CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                Year Ended December 31,
                                                           -------------------------------     Jan. 1-       Nov. 7     Year Ended
                                                              1998       1999       2000    Nov. 6, 2001 Dec. 31, 2001 Dec. 31, 2002
                                                           ---------   ---------  --------  ------------ ------------- -------------
                                                                                       (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items.....................   $222,442   $172,380   $210,812    $ 34,467  |   $30,041       $251,895
   Interest and other charges, before reduction for                                                     |
     amounts capitalized.................................    110,190    106,675    105,799      95,727  |    16,919        100,365
   Provision for income taxes............................    145,078    100,970    119,875          52  |    20,101        181,855
   Interest element of rentals charged to income (a).....     11,838     14,920      6,229       3,913  |       124          3,239
                                                            --------   --------   --------    --------  |   -------       --------
     Earnings as defined.................................   $489,548   $394,945   $442,715    $134,159  |   $67,185       $537,354
                                                            ========   ========   ========    ========  |   =======       ========
                                                                                                        |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                             |
   Interest on long-term debt............................  $  87,261  $  87,196  $  85,220    $ 77,205  |   $14,234      $  92,314
   Other interest expense................................     12,229      8,779      9,879       9,427  |     1,080         (2,643)
   Subsidiary's preferred stock dividend requirements....     10,700     10,700     10,700       9,095  |     1,605         10,694
   Interest element of rentals charged to income (a).....     11,838     14,920      6,229       3,913  |       124          3,239
                                                            --------   --------   --------    --------  |   -------       --------
     Fixed charges as defined............................   $122,028   $121,595   $112,028    $ 99,640  |   $17,043       $103,604
                                                            ========   ========   ========    ========  |   =======       ========
                                                                                                        |
CONSOLIDATED RATIO OF EARNINGS TO FIXED                                                                 |
   CHARGES...............................................       4.01       3.25       3.95        1.35  |      3.94         5.19
                                                                ====       ====       ====        ====  |      ====         ====


-------------------------

(a) Includes the interest  element of rentals where  determinable  plus 1/3 of rental  expense where no readily  defined  interest element can be determined.



                                                                                                                       EXHIBIT 12.6
                                                                                                                             Page 2

                                               JERSEY CENTRAL POWER & LIGHT COMPANY

                                       CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                                   PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)

                                                                Year Ended December 31,
                                                           ----------------------------      Jan. 1-     Nov. 7     Year Ended
                                                              1998      1999      2000   Nov. 6, 2001 Dec. 31, 2001 Dec. 31, 2002
                                                           ---------  --------  -------  ------------ ------------- -------------
                                                                                   (Dollars in Thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
   Income before extraordinary items...................    $222,442   $172,380  $210,812   $  34,467  |   $30,041     $251,895
   Interest and other charges, before reduction for                                                   |
     amounts capitalized...............................     110,190    106,675   105,799      95,727  |    16,919      100,365
   Provision for income taxes..........................     145,078    100,970   119,875          52  |    20,101      181,855
   Interest element of rentals charged to income (a)...      11,838     14,920     6,229       3,913  |       124        3,239
                                                           --------   --------  --------    --------  |   -------     --------
     Earnings as defined...............................    $489,548   $394,945  $442,715    $134,159  |   $67,185     $537,354
                                                           ========   ========  ========    ========  |   =======     ========
                                                                                                      |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS                                                       |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                                                              |
   (PRE-INCOME TAX BASIS):                                                                            |
   Interest on long-term debt..........................   $  87,261  $  87,196 $  85,220   $  77,205  |   $14,234    $  92,314
   Other interest expense..............................      12,229      8,779     9,879       9,427  |     1,080       (2,643)
   Preferred stock dividend requirements...............      20,765     19,370    17,604      13,642  |     2,303        9,230
   Adjustments to preferred stock dividends to                                                          |
     state on a pre-income tax basis...................       6,562      5,081     3,928           7  |       467       (1,057)
   Interest element of rentals charged to income (a)...      11,838     14,920     6,229       3,913  |       124        3,239
                                                           --------   --------  --------    --------  |   -------     --------
     Fixed charges as defined plus preferred stock                                                    |
       dividend requirements (pre-income tax basis)....    $138,655   $135,346  $122,860    $104,194  |   $18,208     $101,083
                                                           ========   ========  ========    ========  |   =======     ========
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                                       |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                                         |
   (PRE-INCOME TAX BASIS)..............................        3.53       2.92      3.60        1.29  |       3.69        5.32
                                                               ====       ====      ====        ====  |       ====        ====


-------------------------


(a) Includes the interest  element of rentals where  determinable  plus 1/3 of rental  expense where no readily  defined  interest element can be determined.

